EXHIBIT No. (11)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in Post-Effective Amendment No. 10 to the Registration Statement of the Peoples S&P MidCap Index Fund on Form N-1A (File No. 33-41078) of our report dated December 13, 1996, on our audit of the financial statements and financial highlights of the Dreyfus S&P 500 Index Fund.

We also consent to the reference to our Firm under the heading "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors."

                                        Coopers & Lybrand L.L.P.

New York, New York
June 24, 1997

                                             EXHIBIT NO. (11)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Condensed Financial Information" and "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" and to the use of our report on Dreyfus MidCap Index Fund dated December 6, 1996, in this Registration Statement
(Form N-1A No. 33-41078) of Dreyfus MidCap Index Fund.

                                        ERNST & YOUNG LLP


New York, New York
June 23, 1997